Exhibit 10.18

February 7, 2012

To

CaesarStone Sdot Yam Ltd.

Further to our letter of July 18, 2011, which is attached hereto as Appendix A (“the Letter of Undertaking”), we wish to amend the second paragraph in a manner that instead of “December 31, 2011” the words “December 31, 2012” shall be substituted.

Apart from the aforesaid amendment, all the provisions of the Letter of Undertaking will continue to apply without any change whatsoever.

In witness whereof we have hereunto signed:

Tene Management of Investment in Kibutzim Ltd

Tene Surfaces Investments Limited Partnership

Tene Quartz Surfaces Investments (Parallel) Limited Partnership